Exhibit 10.12
FORM OF INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”) is made as of December 22, 2009 by and between ENSCO International Incorporated, a Delaware corporation (“Ensco Delaware”), and                      (“Indemnitee”).
PRELIMINARY STATEMENTS
     A. Ensco Delaware has entered into and adopted an agreement and plan of merger and reorganization (the “Merger Agreement”) by and between Ensco Delaware and ENSCO Newcastle LLC, a Delaware limited liability company (“Ensco Mergeco”), whereby Ensco Mergeco will merge with and into Ensco Delaware (the “Merger”).
     B. Upon completion of the transactions contemplated by the Merger Agreement (the “Effective Time”), Ensco Delaware will become the wholly-owned subsidiary of Ensco plc, an English public limited company (the “Company”), and as a result, each issued and outstanding share of the common stock of Ensco Delaware will be converted into the right to receive one American depositary share representing one Class A Ordinary Share of the Company.
     C. The Company and Ensco Delaware desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Ensco group of companies and provide for the indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by law.
     D. In addition to any rights granted Indemnitee under the articles of association of the Company (the “Articles”) or any agreement entered into between Indemnitee and the Company, the parties desire to enter into this Agreement to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law.
     E. Ensco Delaware has requested that, at or following the Effective Time, the Company guarantee certain debt and take other actions for the benefit of Ensco Delaware. In partial consideration therefor, Ensco Delaware has agreed to provide, from time to time after the Effective Time, indemnity and other rights to the members of the board of directors, secretaries, officers and executives of the Company as well as to other persons.
AGREEMENT
     In consideration of the premises and the covenants contained herein, of Indemnitee serving the Company or another Enterprise at the request of Ensco Delaware and/or the Company, and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:
     1. Services to the Company. Indemnitee has agreed, at the request of Ensco Delaware and/or the Company, to serve as a director, secretary, officer or executive of the Company. In the event that at any time and for any reason Indemnitee resigns from such position (subject to any other contractual obligation or any obligation imposed by operation of law), the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement is not an employment contract between the Company or Ensco Delaware (or any of their subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve in such capacity of the Company, subject to and in accordance with Section 16.

     2. Definitions. As used in this Agreement:
          (a) “Corporate Status” means in respect of a person who is or was a director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary of the Company or of any other Enterprise which such person is or was serving at the request of Ensco Delaware and/or the Company, his status as such director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary.
          (b) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of Ensco Delaware and/or the Company as a director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary.
          (c) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, obligations or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company or Ensco Delaware, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) Expenses incurred in connection with matters contemplated by or arising under Section 14(d). The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to Ensco Delaware in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines, liabilities, losses or damages against Indemnitee.
          (d) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither at the time of engagement is, nor in the five years prior to such engagement has been, retained to represent: (i) the Company, Ensco Delaware or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, Ensco Delaware or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
          (e) The term “Proceeding” shall mean any proceeding including any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, secretary, officer or executive of the Company, by reason of any action or inaction taken by him or of any action or inaction on his part while acting as director, secretary, officer or executive of the Company, or by reason of the fact that he is or was serving at the request of Ensco Delaware and/or the Company as a director, secretary, officer, executive, employee or agent of the Company or another Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement; provided, however, other than with respect to a Proceeding in connection with or arising under this Agreement with respect to the matters contemplated by or arising under Section 14(d), that the term “Proceeding” shall not include any action, suit or arbitration initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.
     3. Indemnity in Third-Party Proceedings. Ensco Delaware shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company or Ensco Delaware to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, demands, actions, payments, judgments, fines, liabilities, losses, damages and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without 10 days prior notice to Ensco Delaware.
     4. Indemnity in Proceedings by or in the Right of the Company or Ensco Delaware. Ensco Delaware shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company or Ensco Delaware to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. If applicable law so provides, no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the Delaware Court or such other court shall deem proper.
     5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable laws and to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, Ensco Delaware shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, Ensco Delaware shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. This provision is in addition to, and not by way of limitation of, any other rights of Indemnitee hereunder.

     6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any aspect of a Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
     7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Ensco Delaware for some or a portion of Expenses or other costs or expenses, including attorney’s fees and disbursements, but not, however, for the total amount thereof, Ensco Delaware shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
     8. Additional Indemnification.
          (a) Notwithstanding any limitation in Sections 3, 4, or 5, Ensco Delaware shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or participant in or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company or Ensco Delaware to procure a judgment in its favor) against all Expenses, demands, actions, payments, judgments, fines, liabilities, losses, damages and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with the Proceeding.
          (b) For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:
               (i) to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of the DGCL or such provisions thereof;
               (ii) to the fullest extent permitted by the provisions of the Articles that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of the Articles or such provisions thereof;
               (iii) to the fullest extent permitted by the provisions of English law that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of English law or such provisions thereof; and
               (iv) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or English law (or such successor law), the Articles or the agreement or court action adopted, entered into or that are adjudicated after the date of this Agreement that increase the extent to which a company may indemnify its directors, secretaries, officers and executives.
     9. Exclusions. Notwithstanding any provision in this Agreement to the contrary, and unless otherwise permitted by applicable law, Ensco Delaware shall not be obligated under this Agreement to make any payment pursuant to this Agreement:
          (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

          (b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or any successor provision or similar provisions of state statutory or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement due to the material noncompliance of the Company, as a result of the misconduct of Indemnitee, with any financial reporting requirement under the securities laws pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);
          (c) for which payment is expressly prohibited by law; or
          (d) except as provided in Section 14(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against Ensco Delaware or the Company or its directors, officers, employees or other indemnitees, unless (i) the board of directors of Ensco Delaware authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iii) Ensco Delaware provides the indemnification, in its sole discretion, pursuant to the powers vested in Ensco Delaware under applicable law.
These exclusions shall not limit the right to advancement of Expenses under Section 10 or otherwise under this Agreement pending the outcome of any Proceeding unless such advancement of Expenses is expressly prohibited by law. Notwithstanding the foregoing, this provision shall not limit Indemnitee’s obligation to repay Expenses as expressly contemplated elsewhere in this Agreement or as otherwise expressly required by law.
     10. Advances of Expenses. Ensco Delaware shall advance, to the extent not prohibited by law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding), and such advancement shall be made within 30 days after the receipt by Ensco Delaware of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 14(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement and to enforce Indemnitee’s rights generally under this Agreement (including rights to indemnity generally), including Expenses incurred preparing and forwarding statements to Ensco Delaware to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to Ensco Delaware of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance of Expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, or other competent authority or arbitrator that Indemnitee is not entitled to be indemnified by Ensco Delaware. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9 following the ultimate determination by a court of competent jurisdiction in a final judgment, not subject to appeal, or other competent authority or arbitrator. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. For the avoidance of doubt, the provisions of Section 12 shall not apply to advancement of Expenses as contemplated by this Section 10.
     11. Procedure for Notification and Defense of Claim.
          (a) To obtain indemnification under this Agreement or advancement of Expenses or other costs or expenses, including attorney’s fees and disbursements, contemplated hereby, Indemnitee shall submit to Ensco Delaware a written request therefor.
          (b) Ensco Delaware will be entitled to participate in the Proceeding at its own expense.
          (c) Ensco Delaware shall not settle any Proceeding (in whole or in part) if such settlement would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee which Indemnitee is not entitled to be indemnified hereunder without the Indemnitee’s prior written consent.
     12. Procedure Upon Application for Indemnification.
          (a) Ensco Delaware shall promptly provide the indemnification rights and undertake related obligations contemplated by this Agreement. If Indemnitee submits a request for indemnification pursuant to Section 11(a), Ensco Delaware shall advise Indemnitee in writing within 30 days from the date of such request whether it agrees to provide indemnification or that it objects to such request for indemnification. Within 10 days of receipt of such objection, Indemnitee may submit a request in writing to Ensco Delaware, at Indemnitee’s election, that the board of directors of Ensco Delaware or Independent Counsel shall make a determination with respect to Indemnitee’s entitlement to indemnification. If such determination is made by Independent Counsel, it shall be in a written statement to the board of directors of Ensco Delaware, a copy of which shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. Indemnitee shall cooperate with the Independent Counsel making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the Independent Counsel shall be borne by Ensco Delaware (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and Ensco Delaware hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
          (b) The Independent Counsel shall be selected by Indemnitee and notified in writing to Ensco Delaware. Ensco Delaware may, within 10 days after written notice of such selection, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a), and the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by Ensco Delaware to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a). Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
          (c) If Ensco Delaware disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.
          (d) Ensco Delaware shall pay the reasonable fees and expenses of the Independent Counsel referred to above and fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
     13. Presumptions and Effect of Certain Proceedings.
          (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a), and Ensco Delaware shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of Ensco Delaware (or its directors) or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by Ensco Delaware (or its directors) or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
          (c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or inaction is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the board of directors of Ensco Delaware or counsel selected by any committee of the board of directors of Ensco Delaware or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by Ensco Delaware or the board of directors of Ensco Delaware or any committee of the board of directors of Ensco Delaware. The provisions of this Section 13(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

          (d) The knowledge and/or actions, or failure to act, of any director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary of the Enterprise (not being Indemnitee) shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
     14. Remedies of Indemnitee.
          (a) Subject to Section 14(e), in the event that (i) a determination is made pursuant to Section 12 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) within 90 days after receipt by Ensco Delaware of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 12(a) within 10 days after receipt by Ensco Delaware of a written request therefor, or (v) payment of indemnification pursuant to Section 3, 4 or 8 is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to apply to court for an adjudication of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5. Neither the Company nor Ensco Delaware shall oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
          (b) In the event that a determination shall have been made pursuant to Section 12(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, Ensco Delaware shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
          (c) If a determination shall have been made pursuant to Section 12(a) that Indemnitee is entitled to indemnification, Ensco Delaware shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) an express prohibition of such indemnification under applicable law.
          (d) Ensco Delaware shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that Ensco Delaware is bound by all the provisions of this Agreement. It is the intent of Ensco Delaware that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Ensco Delaware shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by Ensco Delaware of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from Ensco Delaware under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.
          (e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.
          (f) To the extent that Ensco Delaware is unable to pay any amounts for indemnification or advancement of Expenses hereunder, Indemnitee may pursue any other company in the Ensco group to receive such indemnification or advancement of Expenses.
     15. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of, a substitute for, or to diminish or abrogate, any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles, any agreement (including any agreement between Indemnitee and any other Enterprise), a vote of stockholders or a resolution of directors, or otherwise, and rights of Indemnitee under this Agreement shall supplement and be in furtherance of any other such rights. More specifically, the parties intend that Indemnitee shall be entitled to (i) indemnification to the maximum extent permitted by, and the fullest benefits allowable under, Delaware law in effect at the date hereof or as the same may be amended to the extent that such indemnification or benefits are increased thereby, and (ii) such other benefits as are or may be otherwise available to Indemnitee pursuant to this Agreement, any other agreement or otherwise. The rights of Indemnitee hereunder shall be a contract right and, as such, shall run to the benefit of Indemnitee. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently, including without limitation under the Articles and/or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change and this Agreement shall be automatically amended to provide the Indemnitee with such greater benefits. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) To the extent that Ensco Delaware or the Company (including any affiliates) maintains an insurance policy or policies providing liability insurance for directors, secretaries, officers, executives, employees or agents of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, secretary, officer, executive, employee or agent under such policy or policies (notwithstanding any limitations regarding indemnification or advancement of Expenses hereunder and whether or not Ensco Delaware or the Company would have the power to indemnify such person against such covered liability under this Agreement). If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, Ensco Delaware or the Company has such liability insurance in effect, Ensco Delaware shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. Ensco Delaware and the Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies, including by bringing claims against the insurers.
          (c) In the event of any payment under this Agreement, the Company and Ensco Delaware shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute at the request of Ensco Delaware all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company and/or Ensco Delaware to bring suit to enforce such rights.
          (d) Ensco Delaware shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder or for which advancement of Expenses is provided hereunder if and to the extent that Indemnitee has otherwise actually received (by way of payment to or to the order of Indemnitee) such payment under any insurance policy, contract, agreement or otherwise.
          (e) Ensco Delaware’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.
     16. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) 10 years after the date that Indemnitee shall have ceased to serve at the request of Ensco Delaware and/or the Company as a director, secretary, officer or executive of the Company or other Enterprise or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal) commenced by Indemnitee pursuant to Section 14 relating thereto.
     17. Successors and Assigns. The indemnification and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Ensco Delaware or the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. Ensco Delaware and the Company shall require and shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Ensco Delaware or the Company to, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Ensco Delaware would be required to perform if no such succession had taken place. Failure to comply with the foregoing shall be a breach of this Agreement.
     18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     19. Enforcement.
          (a) Ensco Delaware expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, secretary, officer or executive of the Company, and Ensco Delaware acknowledges that Indemnitee is relying upon this Agreement in serving as a director, secretary, officer or executive of the Company.
          (b) This Agreement is a supplement to and in furtherance of any obligations of the Articles, applicable law, agreements or deeds with the Company or any other Enterprise and any applicable insurance maintained for the benefit of Indemnitee, and shall not supersede, nor diminish or abrogate any rights of Indemnitee under, any indemnification or other agreements previously entered into between Indemnitee and Ensco Delaware (or any of its subsidiaries or any Enterprise), it being the intention of Ensco Delaware and the Company that Indemnitee shall be entitled to the indemnification provided under any or all agreements to the fullest extent permitted by law. In the event of a conflict between this Agreement and any agreement or deed between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee, the agreement or deed (or provision thereof), as applicable, granting Indemnitee the greatest legally enforceable rights shall prevail.
     20. Modification and Waiver. No supplement, modification or amendment, or wavier of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     21. Notice by Indemnitee. Indemnitee agrees promptly to notify Ensco Delaware in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify Ensco Delaware shall not relieve Ensco Delaware of any obligation which it may have to the Indemnitee under this Agreement or otherwise.
     22. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by e-mail or facsimile transmission, with receipt of confirmation that such transmission has been received:
          (a) if to Indemnitee, at such addresses as Indemnitee shall provide to Ensco Delaware.
          (b) if to Ensco Delaware, to:
ENSCO International Incorporated
500 North Akard Street, Suite 4300
Dallas, Texas 75201-3331
Attention:
E-mail:
or to any other addresses as may have been furnished to Indemnitee by Ensco Delaware.

     23. Contribution. To the fullest extent permissible under applicable law, if the indemnification and/or advancement of Expenses provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, Ensco Delaware, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, fines, liabilities, losses, damages, excise taxes and/or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (a) the relative benefits received by Ensco Delaware and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of Ensco Delaware (and its directors, secretaries, officers, executives, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
     24. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a), Ensco Delaware and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
     25. Third Party Beneficiaries. Nothing in this Agreement shall be construed for any shareholder or creditor of the Company to be a third party beneficiary or to confer any such persons beneficiary rights or status.
     26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     27. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
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     The parties have caused this Agreement to be signed as of the day and year first above written.

ENSCO INTERNATIONAL INCORPORATED
By:
Name:
Title:

INDEMNITEE
By:
Name: